UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 28, 2016

RIDGEWOOD ENERGY P FUND, LLC
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-51926	86-1133315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14 Philips Parkway, Montvale, New Jersey, 07645
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 942-5550

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Ridgewood Energy P Fund, LLC, a Delaware limited liability company (“the Fund”), is filing this Current Report on Form 8-K in connection with the decision by the Fund’s manager, Ridgewood Energy Corporation (the “Manager”), on December 28, 2016 to terminate the Fund (the “Termination”), transfer its remaining assets and liabilities to the Manager, and dissolve the Fund.  The Manager has continued to monitor the Fund and, while it currently has the ability to continue, there is a potential that the Fund may not have sufficient cash flow to cover its future administrative expenses and future operations, inclusive of its asset retirement obligations, or be able to fund such obligations at the time needed without borrowing from the Manager.  In the past, the Manager agreed to make available funds in the event of a working capital deficit, or temporary production stoppage causing the Fund’s wells to not produce cash flow from operations. However, the Manager is under no obligation to continue to fund such deficits, and has concluded that it will no longer provide funding to alleviate the Fund’s deficits, short-term or otherwise. As a result, the Manager determined that the Fund is no longer able to conduct the purpose for which it was formed.  The Manager has determined that it is in the best interest of the shareholders to terminate the Fund.  In order to terminate the Fund, the Manager has adopted an Amendment to the Limited Liability Company Agreement (the “Amendment”) which permits it to terminate the Fund under the foregoing circumstances, effective as of December 28, 2016, and entered into a Transfer Agreement (the “Transfer Agreement”) with the Fund, dated December 21, 2016, and effective as of December 28, 216.  On December 28, 2016, the Manager also authorized the filing of a Certificate of Cancellation of the Fund with the State of Delaware.

In connection with the Termination, the Fund will file a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 with the U.S. Securities and Exchange Commission (“SEC”), requesting the deregistration of the Fund’s shares and the suspension of the Fund’s reporting obligations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Transfer Agreement, the Fund transferred all rights, title and interests to all of its assets to the Manager and the Manager assumed all of the liabilities of the Fund effective December 28, 2016.  The Manager has agreed to assume, fulfill, perform and discharge all of the various commitments, obligations and liabilities of the Fund, including without limitation all asset retirement obligations.  The Manager acknowledges that the asset retirement obligations and other liabilities it has assumed may exceed the amount of cash and other cash equivalent assets transferred to the Manager and the Fund will not be responsible for paying any liabilities in excess of such cash and cash equivalent assets.  The Manager will maintain all such assets in a segregated account (the “Account”) to satisfy all assumed liabilities.  In the event that, after the Manager has satisfied and provided for all liabilities and obligations of the Fund, there are funds remaining in the Account, the Manager shall distribute such remaining funds to the Fund’s investors as of December 28, 2016 in proportion to the ownership interests each held in the Fund as of such date.

The Transfer Agreement is attached as Exhibit 2.01 and incorporated by reference herein.  The information set forth in Items 3.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.03 Material Modification to Rights of Security Holders

The Manager adopted the Amendment to provide for the termination of the Fund when the Manager determines that the Fund will have insufficient funds to meet its obligations (contingent or actual), to comply with applicable securities laws or conduct the purpose for which the Fund was created.

The Amendment is attached as Exhibit 3.03 and incorporated by reference herein.  The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

The limited liability company agreement of the Fund was amended effective as of December 28, 2016.  The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.03.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
Exhibit Number	Description

2.01	Transfer Agreement by and between Ridgewood Energy Corporation and the Ridgewood Energy P Fund, LLC effective December 28, 2016

3.03	Amendment to the Limited Liability Company Agreement of Ridgewood Energy P Fund, LLC effective December 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ENERGY P FUND, LLC

DATE: December 28, 2016	By:	/s/Robert E. Swanson
Robert E. Swanson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.01	Transfer Agreement by and between Ridgewood Energy Corporation and Ridgewood Energy P Fund, LLC effective December 28, 2016

3.03	Amendment to the Limited Liability Company Agreement of Ridgewood Energy P Fund, LLC effective December 28, 2016